EXHIBIT 99.1

Starco Brands (STCB) and Republic National Distilling Company (RNDC) Partner to Bring WhipshotsTM Vodka Infused Whipped Cream to the North America Market

WhipshotsTM To Launch with Distribution Partner RNDC

Santa Monica, CA (November 11, 2021) — Today, Starco Brands announced that it has signed a national agreement with world-class alcohol distributor RNDC for distribution of WhipshotsTM. Whipshots™ is a vodka-infused whipped cream that adds a playful shot of sophistication to any drink, dessert, or party.

This strategic partnership brings a cutting-edge spirits product to market with one of the most respected distributors in the industry. Whipshots™ will be able to leverage RNDC’s national network, with distribution competencies in retail and hospitality, ensuring a significant market presence.

“We’re excited to bring WhipshotsTM into our portfolio at RNDC,” says Mike Young, RNDC Sr. Vice President of Supplier Business Development, Spirits. “The product is truly one of a kind, and we look forward to supporting the innovation and disruption that WhipshotsTM is poised to bring to the spirits industry.”

RNDC is one of the largest distributors of wine, spirits, and CBD in the nation with distribution across 38 markets and a valuation of $11B. RNDC serves as a brand-building and product expert liaison between suppliers and those who sell or serve alcoholic beverages. Customer service, product expertise, and executional excellence are the hallmarks of the company's enduring success.

“We conducted a great amount of research at this level and couldn’t be more excited to partner with RNDC,” says Ross Sklar, CEO of Starco Brands. “RNDC’s overall expertise, expansive network and thoughtfulness when it comes to building brands will be invaluable to WhipshotsTM. We are thrilled to join forces to bring this behavior-changing product to even more consumers.”

Starco Brands is a disruptive and scaling company that prides itself on only commercializing products and technologies that are truly behavior changing. WhipshotsTM, with the support of partner RNDC, is shaping up to be the most anticipated launch in the spirits industry and is truly poised to shake up the vertical. Follow @whip_shots and visit Whipshots.com for more information.

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About WhipshotsTM

Developed by Starco Brands, WhipshotsTM is a first-of-its-kind alcoholic whipped cream that is a party in a can and will launch in 2021 with Partner Cardi B. WhipshotsTM is a playful shot of sophistication that will indulge your curiosity and senses. The boozy whipped cream is non-dairy (contains caseinate), does not require refrigeration and can be found next to other spirits at retail locations and behind the bar. Follow WhipshotsTM @whip_shots and visit whipshots.com for more information leading up to launch.

About Starco Brands

Starco Brands (STCB) is an innovative branded consumer packaged goods company focused on technological innovation that changes the current landscape for the better. Starco Brands invents cutting-edge brands that change our behavior. Starco Brands is a public company for the public and develops products across a variety of categories including: Household Cleaning, Personal Care, OTC, Food, Beverage & Spirits and DIY Hardware. For more information about Starco Brands, please visit www.starcobrands.com.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, new product launches and product growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. All forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully launch new products and seize market share, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 202020 and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.starcobrands.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof

MEDIA CONTACT:

Ariel Moses l Rogers & Cowan PMK

Whipshots@rogersandcowanpmk.com